UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2025

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-38735	81-3015061
(Commission File Number)	(I.R.S. Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of principal executive offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
Signatures
Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2025, the Compensation Committee of the board of directors (the “Committee”) of Alpha Metallurgical Resources, Inc. (the “Company”) determined that, in order to promote the retention of the Company’s executive officers and to otherwise help ensure the stability of the Company’s leadership, it would be in the Company’s best interests to enter into an amended and restated employment agreement with the Company’s chief executive officer and to enter into new employment agreements with the Company’s other executive officers.

On January 31, 2025, the Company entered into an amended and restated employment agreement with C. Andrew Eidson, pursuant to which Mr. Eidson will continue to serve as chief executive officer of the Company. Also on January 31, 2025, the Company entered into new employment agreements with each of the following executives: (i) Jason E. Whitehead, with respect to his continued employment as president and chief operating officer; (ii) J. Todd Munsey, with respect to his continued employment as executive vice president and chief financial officer; (iii) Daniel E. Horn, with respect to his continued employment as executive vice president and chief commercial officer; and (iv) Mark M. Manno, with respect to his continued employment as executive vice president, general counsel and secretary. Each executive is referred to herein as an “Executive” and the amended and restated employment agreement and the new employment agreements are collectively referred to herein as the “Employment Agreements.” The Employment Agreements are effective as of January 31, 2025.

Under the terms of the Employment Agreements, each Executive will serve in his respective capacity through January 31, 2028. Each Executive’s initial 3-year term automatically renews for successive 1-year terms unless terminated by either party with at least 90 days’ written notice to the other party prior to the end of the then current term of the notifying party’s election not to extend the term.

Pursuant to the Employment Agreements, each Executive is entitled to an annual base salary as follows: (i) Mr. Eidson: $1,000,000; (ii) Mr. Whitehead: $750,000; (iii) Mr. Munsey: $550,000; (iv) Mr. Horn: $515,000; and (v) Mr. Manno: $500,000. Any Executive’s annual base salary may be increased from time to time at the sole discretion of the Committee. Notwithstanding the foregoing, effective January 1st of each calendar year during an Executive’s term, the Executive’s base salary will be automatically increased by 5%.

During each Executive’s respective term, the Executive will be eligible to receive an annual bonus to the extent earned based on performance against annual performance criteria established by the Committee under the Company’s Annual Incentive Bonus Plan (the “AIB”). Each Executive’s target and maximum annual bonus opportunities under the AIB, as a percentage of annual base salary, will be, respectively, as follows, in each case subject to applicable performance criteria: (i) Mr. Eidson: 125% and 250%; (ii) Mr. Whitehead: 110% and 220%; (iii) Mr. Munsey: 100% and 200%; (iv) Mr. Horn: 100% and 200%; and (v) Mr. Manno: 100% and 200%.

Each Executive will continue to participate in the Company’s 2018 Long-Term Incentive Plan (as amended or restated from time to time, the “LTIP”) at a target amount equal to the following percentages of annual base salary in accordance with the terms of the LTIP and any performance criteria established by the Committee: (i) Mr. Eidson: 350%; (ii) Mr. Whitehead: 235%; (iii) Mr. Munsey: 200%; (iv) Mr. Horn: 200%; and (v) Mr. Manno: 200%.

If an Executive is terminated without cause or resigns for good reason (each as defined in the Employment Agreements), he will be entitled to receive the following severance benefits, subject to his execution of a release of claims and other customary terms:

•an amount equal to (i) for Mr. Eidson, 2 times base salary, and for the other Executives, 1.5 times base salary, plus (ii) for Mr. Eidson, 2 times target bonus for the year in which the termination occurs, and for the other Executives, 1.5 times target bonus for the year in which the termination occurs, plus (iii) target bonus for the year in which the termination occurs, prorated to the portion of such year the Executive was employed by the Company, payable in the form of a lump sum;
•(i) with respect to any outstanding equity award or cash-based long-term incentive award outstanding as of the date of termination, the vesting and payout of which depend solely upon the Executive’s time in service, such as stock options, restricted stock, restricted stock units and similar equity and cash-based rights held by the Executive, the service condition applicable to the award will fully vest as of Executive’s date of termination, and all stock options held by the Executive will remain exercisable until the earlier to occur of the expiration date of the applicable option term or the one year anniversary of the Executive’s termination; and (ii) with respect to any outstanding equity award or cash-based long-term incentive award outstanding as of the date of termination, the vesting and payout of which depend both upon the Executive’s time in service and the achievement of other performance criteria previously established by the Committee, the service condition applicable to the award will fully vest as of Executive’s effective date of termination, pro-rated based on the period of time that the Executive was employed by the Company during the vesting period of the award, determined as of the Executive’s date of termination, with the performance conditions of the award deemed to have met target objectives (collectively, the “Accelerated Vesting”);
•earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•reimbursement by the Company for Consolidated Omnibus Budget Reconciliation Act (COBRA) health and dental insurance premiums and life insurance premiums for the Executive and his dependents until the earliest of the Executive obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18-months following the date of termination (the “Continuation Benefits”).

If an Executive is terminated without cause or resigns for good reason during the period beginning 90 days prior to and ending 12 months following a change in control (as defined in the Employment Agreement), he will be entitled to receive the following enhanced severance benefits, subject to his execution of a release of claims:

•an amount equal to (i) for Mr. Eidson, 2.5 times base salary, and for the other Executives, 2 times base salary, plus (ii) for Mr. Eidson, 2.5 times the target annual bonus for the year in which the termination occurs, and for the other Executives, 2 times the target annual bonus for the year in which the termination occurs, plus (iii) target bonus for the year in which the termination occurs, prorated to the portion of such year the Executive was employed by the Company, payable in the form of a lump sum;
•the Accelerated Vesting;
•earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•the Continuation Benefits.

If an Executive’s employment is terminated due to death or disability, he will be entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the Continuation Benefits (other than life insurance premiums in the case of his death).

Under the Employment Agreements, each Executive agrees that, following a termination of his employment for any reason, he will not, for a two year period, undertake activities that compete with the business of the company. The Employment Agreements also contain other customary terms and conditions.

This description of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and C. Andrew Eidson
Exhibit 10.2	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Jason E. Whitehead
Exhibit 10.3	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and J. Todd Munsey
Exhibit 10.4	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Daniel E. Horn
Exhibit 10.5	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Mark M. Manno
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Alpha Metallurgical Resources, Inc.

Date: January 31, 2025	By:	/s/ J. Todd Munsey
Name: J. Todd Munsey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and C. Andrew Eidson
Exhibit 10.2	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Jason E. Whitehead
Exhibit 10.3	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and J. Todd Munsey
Exhibit 10.4	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Daniel E. Horn
Exhibit 10.5	Employment Agreement, dated January 31, 2025, by and between Alpha Metallurgical Resources, Inc. and Mark M. Manno
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)